Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Investor Relations Department (954) 883-1000 investor.relations@applicamail.com
Applica Incorporated to Explore Strategic Alternatives
     Miramar, Florida (February 28, 2006) — Applica Incorporated (NYSE: APN) today announced that the Board of Directors and management of the company believe that, while ongoing operational actions should translate into improved profitability, following their continued review of the company’s business, products, and current strategic position, it is also now appropriate to initiate an external process to explore strategic alternatives to enhance shareholder value. As a result, the Board of Directors has authorized and the company has engaged Banc of America Securities as its financial advisor to assist the Board and management in this process, which could include a sale or merger of the company.
     “Now that our operational improvement initiatives have been developed and are being executed, the company, with Banc of America, intends to build on the work done over the past two years and move forward with a robust process to explore all strategic alternatives to enhance shareholder value,” said Harry D. Schulman, Applica’s President and Chief Executive Officer. “While we believe that Applica’s business plan has the potential to deliver enhanced shareholder value over time, the Board of Directors and I are also enthusiastic about the opportunity to pursue strategic initiatives to better deliver shareholder value.”
     Applica emphasized that there can be no assurance that any transaction will occur or, if one is undertaken, of its potential terms or timing. Applica may not update its progress or disclose developments with respect to potential strategic initiatives unless the Board of Directors has approved a definitive course of action or transaction.
     Applica Incorporated and its subsidiaries are marketers and distributors of a broad range of branded and private-label small electric consumer goods. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker®, its own brand names, such as Windmere®, LitterMaid®, Belson® and Applica®, and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Latin America and the Caribbean. Additional information regarding the Company is available at www.applicainc.com.
     Certain matters discussed in this news release are forward-looking statements. Such statements are indicated by words or phrases such as “anticipates,” “projects,” “management believes,” “Applica believes,” “intends,” “expects,” and similar words or phrases. The forward-looking statements are subject to certain risks, uncertainties or assumptions and may be affected by certain other factors, including the follow factors:
•	Applica purchases a large number of products from one supplier. Production-related issues with this supplier could jeopardize Applica’s ability to realize anticipated sales and profits.

•	The New York Stock Exchange has notified Applica that it is not in compliance with the NYSE’s continued listing criteria. If Applica is delisted by the NYSE, the price and liquidity of its common stock will be negatively affected.

•	Applica depends on third party suppliers for the manufacturing of its products, which subjects it to additional risks that could adversely affect its business.

•	Increases in costs of raw materials, such as plastics, steel, aluminum and copper, could result in increases in the costs of Applica’s products, which will reduce its profitability.

•	Applica’s debt agreements contain covenants that restrict its ability to take certain actions. Applica would face liquidity and working capital constraints if it violates any of these covenants and may not be able to obtain any needed refinancing on commercially reasonable terms or at all.

•	Applica’s business could be adversely affected by retailer inventory management.

•	Applica depends on purchases from several large customers and any significant decline in these purchases or pressure from these customers to reduce prices could have a negative effect on its business.

•	Applica’s business could be adversely affected by currency fluctuations in its international operations, particularly the Chinese yuan.

•	Applica’s future success requires it to develop new and innovative products on a consistent basis in order to increase revenues and it may not be able to do so.
     Other risks and uncertainties are detailed in Applica’s Securities and Exchange Commission filings, including the Annual Report on Form 10-K for the year ended December 31, 2004. Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements of Applica may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Applica undertakes no obligation to publicly revise any forward-looking statements to reflect events or circumstances that arise after the date hereof.